Exhibit 24.1
BLUESTEM BRANDS, INC.
POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER
     Each of the undersigned directors and/or officers of Bluestem Brands, Inc., a Delaware corporation (the “Company”), does hereby make, constitute and appoint Brian A. Smith and Mark P. Wagener, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements, on Form S-1 or other applicable form, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments, including post effective amendments, thereto, to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of shares of Common Stock of the Company to be issued pursuant to a public offering, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
     IN WITNESS WHEREOF, each of the undersigned directors and/or officers of Bluestem Brands, Inc. has hereunto set his or her hand this 12th day of April, 2011.

Signature	Title

/s/ Brian A. Smith Brian A. Smith	Chairman and Chief Executive Officer (principal executive officer)

/s/ Mark P. Wagener Mark P. Wagener	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Brad T. Atkinson Brad T. Atkinson	Vice President and Corporate Controller (principal accounting officer)

/s/ Michael M. Brown
Michael M. Brown	Director

/s/ John A. Giuliani
John A. Giuliani	Director

/s/ Roy A. Guthrie
Roy A. Guthrie	Director

/s/ Michael A. Krupka
Michael A. Krupka	Director

/s/ Alice M. Richter
Alice M. Richter	Director

/s/ Scott L. Savitz
Scott L. Savitz	Director